Exhibit 10. 3
OPTION TO PURCHASE REAL PROPERTY
     IN CONSIDERATION of Twenty Thousand Dollars ($20,000), paid to Warren Mitchell Thompson and Henrietta P. Thompson, husband and wife, hereinafter referred to as “Sellers,” receipt of which is acknowledged, Sellers give and grant to Agassiz Energy, LLC, a Minnesota limited liability company, hereinafter referred to as “Purchaser,” and Purchaser’s successors and assigns, the exclusive option to purchase the real property Sellers situated in the County of Polk, State of Minnesota, particularly described as:
     The North Twenty-four (24) acres of the following-described premises:
That part of the East Half of the Southwest Quarter (E½SW½) of Section Three (3), Township One Hundred Forty-eight (148) North of Range Forty-two (42) West of the Fifth Principal Meridian, described as follows: Commencing at an iron pipe monument at the southwest corner of said Section 3; thence North 88 degrees 47 minutes 47 seconds East, assumed bearing, along the south line of said Section 3, a distance of 1319.82 feet to the southwest corner of the said E½SW¼said point being the point of beginning of the tract to be described; thence North 01 degrees 34 minutes 42 seconds West along the west line of the said E½SW¼ a distance of 2329.41 feet to an iron pipe monument on the southerly right of way line of the Burlington Northern, Inc. Railroad; thence South 61 degrees 10 minutes 38 seconds East along said right of way line 1231.72 feet to an iron pipe monument; thence South 36 degrees 57 minutes 03 seconds West 533.55 feet to an iron pipe monument; thence South 07 degrees 29 minutes 36 seconds West 386.15 feet to an iron pipe monument; thence North 79 degrees 51 minutes 30 seconds West 82.26 feet to an iron pipe monument;

thence South 06 degrees 57 minutes 23 seconds West 937.41 feet to the south line of the said E½SW¼; thence South 88 degrees 47 minutes 47 seconds West along said south line 449.47 feet to the point of beginning, containing 33.10 acres, more or less;
Together with a roadway easement for access to and from the above-described real property over and across that part of the East Half of the Southwest Quarter (E½SW¼) of Section Three (3), Township One Hundred Forty-eight (148) North of Range Forty-two (42) West of the Fifth Principal Meridian, described as follows: Commencing at an iron pipe monument at the southwest corner of said Section 3; thence North 88 degrees 47 minutes 47 seconds East, assumed bearing, along the south line of said Section 3 a distance of 1769.29 feet to the point of beginning of the easement to be described; thence continuing North 88 degrees 47 minutes 47 seconds East 33.34 feet; thence North 06 degrees 57 minutes 23 seconds East 931.03 feet; thence North 79 degrees 51 minutes 30 seconds West 33.05 feet; thence South 06 degrees 57 minutes 23 seconds West 937.41 feet to the point of beginning, containing 0.70 acres, more or less.
(specific real estate description to be determined by survey provided by, and paid for by, Purchaser at the exercise of the Option; the real estate subject to the Option is illustrated on Exhibit “A” attached hereto);
including all easements, rights of way, and appurtenances, and all of Sellers’ right, title, and interest in all public ways adjoining the property.
     This Option is given on the following terms and conditions:
SECTION ONE
PRICE AND TERMS OF PAYMENT
     The purchase price for the property shall be Two Hundred Thousand Dollars ($200,000) which shall be paid on exercise of this Option by Purchaser. The Option payment(s) shall be applied toward the total purchase price.
     In addition, in the event the Option is exercised when the Sellers have growing crop on the premises, Sellers shall be entitled to remove said crop at harvest or be compensated the fair market value of the lost crop as agreed in writing or as determined by Minnesota Regional Extension Service if the parties are unable to agree.

SECTION TWO
PERIOD OF OPTION AND EXTENSION
     This Option may be exercised by giving notice of exercise to Sellers at 22348 350th Street SE, Erskine, Minnesota 56535, at any time during the primary period from April 1, 2006, until March 31, 2007; or during the extension period, if the Option is extended as provided below, until March 31, 2008. The Option may be so extended by Purchaser giving Sellers written notice of extension prior to the termination of the primary period, and paying to Sellers at the time of the notice the additional consideration of Twenty Thousand Dollars ($20,000). In the event the Option is not exercised, Sellers shall retain all Option payments made pursuant to this Agreement.
SECTION THREE
TITLE
     If the Option is exercised, Sellers shall, within sixty (60) days after the delivery to Sellers of the notice of exercise, secure and submit to Purchaser for examination by Purchaser’s attorneys, an updated Abstract of Title. Within thirty (30) days thereafter, Purchaser shall give notice in writing to Sellers of any defects in or objections to the title as so evidenced, and Sellers shall clear the title of the defects and objections so specified.
     If Sellers fail to clear title to the extent required in this Option or to submit evidence of Sellers’ ability to do so prior to closing, and such failure continues for one hundred twenty (120) days after the date of exercise of the Option, Purchaser may clear title to the extent so required and charge the cost of clearing to Sellers or, at Purchaser’s option, may terminate the contract by giving thirty (30) days’ written notice to Sellers.
     Title to be conveyed as provided in this Option shall be merchantable title, free and clear of all liens, encumbrances, restrictions, and easements.

SECTION FOUR
CLOSING
     Sellers shall be responsible for providing an updated Abstract of Title, Deed in recordable form; and payment of deed tax. Purchaser shall be responsible for surveying costs, title examination (or owner’s title insurance), and recording the Deed. Taxes and assessments in the year of closing shall be prorated between the parties as of the date of the closing. Closing shall be scheduled ten (10) days following determination that the title to the real estate is marketable.
SECTION FIVE
POSSESSION
     Sellers shall continue in possession of the property until the closing of the transaction, and shall maintain the property in its present condition, reasonable wear from ordinary use excepted. Possession shall be transferred to Purchasers at closing.
SECTION SIX
HAZARDOUS SUBSTANCES
     The parties acknowledge that Purchaser may, during the option period(s) conduct environmental testing pursuant to Section Seven. In the event Purchaser exercises the purchase option(s) set forth in this Agreement, Purchaser relying on its own testing, shall accept said property “as is.”
SECTION SEVEN
TESTING
     In the event soil testing or other testing is undertaken by Purchaser during the Option period, Sellers shall be compensated in an amount to be determined by the Minnesota Regional Extension service for any crop damage occurring on the parcel or adjacent area which is caused directly or indirectly by said testing. Purchaser shall be responsible for costs of environmental testing.
SECTION EIGHT
NOTICES
     Any notice under this Option shall be given in writing to the party for whom it is intended in person or by certified mail at the following address, or such future address as may be designated in writing:

Sellers:	22348 350th Street SE
Erskine, MN 56535

Purchaser:	Donald Sargeant
President and Chief Manager
510 County Road 71
Crookston, MN 56716
to any successor or assignee of either party, at the address stated in the notice of succession or assignment.
SECTION NINE
GOVERNING LAW
     This Option Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota.
SECTION TEN
AMENDMENT
     This Option Agreement may not be amended except by a written instrument signed by the parties hereto.

SECTION ELEVEN
ASSIGNMENT AND SUCCESSION
     This Option and the contract resulting from its exercise shall bind and inure to the benefit of the heirs, administrators, executors, successors, and assigns of the respective parties. All rights of Purchaser under this Option may be assigned without restriction, but notice of each assignment shall be given in writing to Sellers.
DATED this 11th day of March, 2006.

SELLERS:	PURCHASER:

AGASSIZ ENERGY, LLC

/s/ Warren Mitchell Thompson

WARREN MITCHELL THOMPSON
	By	Donald Sargeant

		Its	Chief Manager

/s/ Henrietta P. Thompson

HENRIETTA P. THOMPSON
By

Its

STATE OF MINNESOTA	)
	)	ss.
COUNTY OF POLK	)
     The foregoing instrument was acknowledged before me this                      day of                      , 2005, by Warren Mitchell Thompson and Henrietta P. Thompson, husband and wife, Sellers.

Notary Public, Polk County, MN My Comm. Expires:

STATE OF MINNESOTA	)
	)	ss.
COUNTY OF POLK	)
     The foregoing instrument was acknowledged before me this 16th day of March, 2006, by and Don Sargeant and                      the Chief Manager and                     , respectively of Agassiz Energy, LLC a Minnesota limited liability company, Purchaser.

/s/ Daniel L. Rust

Notary Public, Polk County, MN My Comm. Expires:
THIS INSTRUMENT WAS DRAFTED BY:
Johannson, Rust, Yon, Stock
& Rasmusson, P.A.
P.O. Box 605
Crookston, MN 56716

T# 1406
F# 750
T# 1428
F# 5534
T# 1404
F# 3485
T# 1462
1.51
NHEL
CRP
1
28.90
NHEL
CRP
T# 1461
F# 783
1
10.82
NHEL
T# 3573
F# 3546
1
13.04
NHEL
1
30.41
NHEL
CRP
T# 3572
F# 3545
1
8.27
NHEL
3.61
NHEL
2
7.12
NHEL
2
9.05
NHEL
68.84
NHEL

Mitch & Hank Thompson
to be purchased Agassiz 24 acres
Remains with Thompson's 9 acres

USDA
Farm Service Agency

East Polk County County
Knute Township
Township - 148 Range - 42 Section - 3
May 21, 2004

Key to Features
- Tract Boundary
- Common Land Unit
- Section Boundary
- Wetland Points

Imagery Not to Scale